UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	VMC	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2019, Vulcan Materials Company (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) in Birmingham, Alabama. There were 132,068,024 shares of common stock eligible to be voted at the Annual Meeting, and 121,651,864 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting. The following matters, which are described in more detail in the Company’s 2019 definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2019, were approved by the Company’s shareholders at the Annual Meeting. The final voting results are presented below.

Proposal 1: Election of Directors

Each of the individuals named below was elected to a three-year term expiring in 2022:

Director	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Kathleen L. Quirk	113,092,449	331,862	45,264	8,182,289
David P. Steiner	109,145,067	4,289,960	34,548	8,182,289
Lee J. Styslinger, III	112,854,005	567,527	48,043	8,182,289

Proposal 2: Advisory Vote on Compensation of the Company’s Named Executive Officers (Say on Pay)

The advisory vote on the compensation of the Company’s named executive officers was approved with the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
111,262,368	2,071,423	135,784	8,182,289

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 was ratified with the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
119,262,134	2,339,883	49,847	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: May 13, 2019	By:	/s/ Michael R. Mills
Name: Michael R. Mills
Title: Chief Administrative Officer and Secretary